Exhibit 99.2

FOR IMMEDIATE RELEASE

NORTHEAST COMMUNITY BANCORP, INC.

ANNOUNCES STOCK REPURCHASE PROGRAM

White Plains, New York, July 27, 2022 — NorthEast Community Bancorp, Inc. (Nasdaq: NECB) (the “Company”), the holding company for NorthEast Community Bank, today announced that the Company’s Board of Directors has authorized a stock repurchase program to acquire up to 1,637,794 shares, or 10%, of the Company's currently issued and outstanding common stock commencing on August 1, 2022. This is the Company’s first repurchase program since completing its second-step conversion and related stock offering in July 2021.

The repurchase program permits shares to be repurchased in open market transactions or privately negotiated transactions, and pursuant to a trading plan in accordance with Rule 10b5-1 of the Securities and Exchange Commission. In this regard, the Board also authorized management to enter into a trading plan with Piper Sandler & Co. in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934 (the “Exchange Act”), to facilitate repurchases of its common stock pursuant to the above-mentioned stock repurchase program (the "Rule 10b5-1 plan"). The Rule 10b5-1 plan allows the Company to repurchase shares at times when they might otherwise be prevented from doing so by securities laws or because of self-imposed trading blackout periods. Under the Rule 10b5-1 plan, Piper Sandler & Co. will have the authority, subject to the prices, terms and limitations set forth in the Rule 10b5-1 plan, including compliance with Rule 10b-18 of the Exchange Act, to repurchase shares on the Company's behalf.

The timing and actual number of shares repurchased will depend on a variety of factors including price, corporate and regulatory requirements, market conditions, and other corporate liquidity requirements and priorities. The repurchase program does not obligate the Company to purchase any particular number of shares and it may be extended, modified or discontinued at any time.

About NorthEast Community Bancorp

NorthEast Community Bancorp, headquartered at 325 Hamilton Avenue, White Plains, New York 10601, is the holding company for NorthEast Community Bank, which conducts business through its ten branch offices located in Bronx, New York, Orange, and Rockland Counties in New York and Essex, Middlesex, and Norfolk Counties in Massachusetts and three loan production offices located in New City, New York, White Plains, New York, and Danvers, Massachusetts. For more information about NorthEast Community Bancorp and NorthEast Community Bank, please visit www.necb.com.

Forward Looking Statement

This press release contains certain forward-looking statements. Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” Forward-looking statements, by their nature, are subject to risks and uncertainties. Certain factors that could cause actual results to differ materially from expected results include, but are not limited to, changes in market interest rates, regional and national economic conditions (including higher inflation and its impact on regional and national economic conditions), the effect of the COVID-19 pandemic (including its impact on NorthEast Community Bank’s business operations and credit quality, on our customers and their ability to repay their loan obligations and on general economic and financial market conditions), legislative and regulatory changes, monetary and fiscal policies of the United States government, including policies of the United States Treasury and the Federal Reserve Board, the quality and composition of the loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in NorthEast Community Bank’s market area, changes in the real estate market values in NorthEast Community Bank’s market area and changes in relevant accounting principles and guidelines. Additionally, other risks and uncertainties may be described in our annual and quarterly reports filed with the U.S. Securities and Exchange Commission (the “SEC”), which are available through the SEC’s website located at www.sec.gov. These risks and uncertainties should be considered in evaluating any forward-looking statements and undue reliance should not be placed on such statements. Except as required by applicable law or regulation, the Company does not undertake, and specifically disclaims any obligation, to release publicly the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of the statements or to reflect the occurrence of anticipated or unanticipated events.

CONTACT:	Kenneth A. Martinek

Chairman and Chief Executive Officer

PHONE:	(914) 684-2500